UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 27, 2018 (September 24, 2018)
Date of Report (Date of earliest event reported)

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18859 (Commission File Number)	73-1371046 (I.R.S. Employer Identification No.)
300 Johnny Bench Drive Oklahoma City, Oklahoma (Address of Principal Executive Offices)		73104 (Zip Code)
(405) 225-5000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☒]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Event.
On September 24, 2018, Sonic Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inspire Brands, Inc. (“Parent”) and SSK Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issued and outstanding as of immediately prior to the effective time of the Merger (other than shares of Common Stock (i) held in treasury by the Company or owned by any direct or indirect wholly-owned subsidiary of the Company, (ii) owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or (iii) for which appraisal rights have been properly demanded in accordance with the General Corporation Law of the State of Delaware) will be cancelled and automatically converted into the right to receive $43.50 in cash (the “Merger Consideration”).

In connection with the Merger, each unvested option of the Company that is outstanding and unexercised immediately prior to the effective time of the Merger will vest and each outstanding option that has an exercise price below the Merger Consideration will convert into the right to receive a cash payment equal to the product of (i) the difference between the Merger Consideration and the exercise price and (ii) the number of shares of Common Stock issuable upon exercise of such option.  In connection with the Merger, each unvested restricted stock unit of the Company that is outstanding immediately prior to the effective time of the Merger will vest and will convert into the right to receive a cash payment equal to the product of (i) the Merger Consideration and (ii) the number of shares of Common Stock subject to such restricted stock unit.

The Board of Directors of the Company unanimously has (i) determined that the Merger Agreement and the Transactions are in the best interests of the Company and its stockholders, (ii) declared it advisable to enter into the Merger Agreement, (iii) authorized and approved the Merger Agreement and the consummation of the Transactions, (iv) resolved to recommend that the Company’s stockholders vote in favor of adoption of the Merger Agreement and (v) directed that the Merger Agreement be submitted to a vote of the Company’s stockholders.

Consummation of the Merger is subject to certain conditions, including (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger.  Each of Parent’s and the Company’s obligation to consummate the Merger is also subject to certain additional conditions, including (i) subject to specific standards, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) with respect to Parent’s obligations to consummate the Merger, the absence of a material adverse effect with respect to the Company. The Merger Agreement provides that consummation of the Merger will occur on the later of two business days after (a) satisfaction or waiver of such closing conditions and (b) December 21, 2018, subject to certain exceptions to extend the consummation of the Merger.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing of the Merger.  These covenants, among other matters, do not allow the Company to declare or pay dividends during the pendency of the Transactions.

The Company is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties, to provide information to, and enter into discussions or negotiations with, third parties regarding alternative acquisition proposals, and to withdraw its recommendation in favor of the Merger.  However, prior to the receipt of the approval of the Merger from the Company’s stockholders, these restrictions are subject to  customary “fiduciary out” provisions that allow the Company, under certain circumstances, to (i) provide information to, and enter into discussions or negotiations with, third parties with respect to an acquisition proposal if the Company’s Board of Directors determines that such acquisition proposal either constitutes, or could reasonably expected to result in, a superior proposal and (ii) withdraw or change its recommendation in favor of the Merger if it determines that its failure to take such action is reasonably likely to be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $47,736,000.  Specifically, if the Merger Agreement is terminated by (1) the Company in order to accept a superior proposal; (2) Parent if the Company’s Board of Directors withdraws or changes its recommendation of the Merger (unless the Company’s stockholders have already approved the Merger); or (3) Parent or the Company if the Company fails to obtain the necessary approval from the Company’s stockholders, if, prior to the time the Company’s stockholders vote on the Merger (but after the date of the Merger Agreement), an acquisition proposal has been publicly made or becomes publicly known, and not publicly withdrawn, and the Company thereafter consummates, or enters into a definitive agreement providing for, an acquisition transaction within 12 months of the termination of the Merger Agreement. The termination fee will also be payable in certain other circumstances if the Merger Agreement is terminated and prior to such termination (but after the date of the Merger Agreement) an acquisition proposal has been made to the Company's Board of Directors or becomes publicly known, and is not withdrawn, and the Company later consummates, or enters into a definitive agreement providing for, an acquisition transaction within 12 months of the termination.  If the termination fee becomes payable, it is payable upon termination in the case of (1) above, and two business days after termination in the case of (2) above and all other cases.

Parent has entered into commitment letters with funds managed by Roark Capital Management LLC aggregating approximately $1.635 billion pursuant to which the funds have committed to capitalize Parent in connection with the Merger.  The equity financing and Merger Agreement contemplate that the existing securitization indebtedness of the Company remains outstanding without default and on current terms in connection with the Merger; provided that the Merger Agreement permits Parent to seek alternative financing to reduce the equity commitment or otherwise finance the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated into this report by this reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company.  These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:
•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;
•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and
•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Item 9.01          Financial Statements and Exhibits.
(d)
Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 24, 2018, among Inspire Brands, Inc., SSK Merger Sub, Inc. and Sonic Corp.*
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Sonic Corp. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REGISTRANT:

SONIC CORP.

Date: September 27, 2018	By: /s/ Corey R. Horsch
Corey R. Horsch
Vice President, Chief Financial Officer and Treasurer